SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934
                         ------------------------------



      Date of Report (Date of earliest event reported): May 20, 2000


                     TECHNICAL CHEMICALS AND PRODUCTS, INC.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)



                 0-25406                                65-0308922
                 -------                                ----------
         (Commission File Number)          (I.R.S. Employer Identification No.)



                    3341 S.W. 15th Street
                   Pompano Beach, Florida                     33069
                   ----------------------                     -----
           (Address of principal executive offices)         (Zip code)


Registrant's telephone number, including area code: 954/979-0400


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)
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Item 5.  Other Events.
---------------------

         On May 20, 2000 our wholly-owned Cayman Islands subsidiary, TCPI Holdings, Ltd. ("TCPI Holdings") entered into a business and asset purchase agreement with Roche Diagnostics GmbH ("Roche Diagnostics")of Mannheim, Germany. Pursuant to such agreement, TCPI Holdings will acquire certain trademarks, distribution rights and business assets of the worldwide over-the-counter pregnancy and ovulation testing business carried on by Roche Diagnostics. The trademarks include EVATEST(R), EVAPLAN(R), EVENT-TEST(R), DIAGNOSIS(R) and related goodwill. The Company has guaranteed TCPI Holdings' performance under the asset purchase agreement. See below for a description of certain patent litigation relating to these products.

         The purchase price for the assets set forth in the asset purchase agreement and the local asset purchase agreements is $7 million plus the value added tax, if applicable. TCPI Holdings made a down payment of $500,000 upon signing of the asset purchase agreement. A second down payment of $3 million is due when a certain registration statement to be filed with the United States Securities and Exchange Commission is declared effective, but no later than September 17, 2000. The balance of $3,500,000 is payable in installments, which could begin as early as August 1, 2000, prior to the closing of each local asset purchase agreement in Germany, Uruguay, Switzerland, Spain, Italy and Argentina and is described in Exhibit X of the Agreement. The majority of the assets being acquired are located in Argentina, the closing of which must occur by December 31, 2001. Attached as exhibits are the asset purchase agreement, payment schedule exhibit X, list of trademarks and guarantee.

         The Company is seeking to secure the funds necessary for the second and third payments through financing activities in the capital markets, such as the private equity line with Swartz Private Equity, LLC, funds generated in the ordinary course of business, and funds generated by the acquired operations subsequent to the local closings. However, the Company cannot assure you that it will obtain the necessary funds. Since the funds available under our private equity line with Swartz Private Equity, LLC are subject to the future market price and volume of trading of our common stock, the Company may be unable to obtain sufficient funds pursuant to the Swartz transaction on a timely basis, or at all. If the Company does not make the required payments, the Company will forfeit the $500,000 down payment. The failure to complete the acquisition will have a material adverse effect on the Company.


European Patent Litigation

         In 1994, seven parties, including the Company, initiated an opposition action in the European Patent Office in Munich, Germany, against European Patent No. 291,194 ("European Patent"), presently owned by Unilever N.V. ("Unilever"). This patent was opposed in European Opposition Case No. T0681/9 in its entirety on the grounds that it lacked novelty and inventiveness.

         In March 1998, the European Patent Office Opposition Board found in favor of Unilever, whereupon six of the seven opposers, including the Company, filed an appeal. Upon substantial appellate oral proceedings held on January 26-27, 2000 and numerous auxiliary requests, the Opposition Board maintained the European Patent, as amended. However, this ruling is subject to adaptation of the specifications contained in the amended patent and approval by the Opposition Board. Unilever is presently awaiting invitation from the Opposition Board to submit its proposed adaptations to the specification of the European Patent, after which the Company and the other parties intend to vigorously contest such action.

         On January 26, 2000, the Company; Roche Diagnostics GmbH, a German company; Roche Diagnostics S.p.A., an Italian company; and Hestia Pharma GmbH, a German distributor wholly-owned by Roche, filed a Declaratory Judgment action relating to Italy and Germany in the District Court of Torino, Italy requesting the court to find that (1) the European Patent granted to Unilever is invalid, and (2) the EVATEST(R) product manufactured, distributed and sold by the Plaintiffs does not infringe the European Patent ("Italian Action"). On July 19, 2000, an oral hearing is scheduled to discuss the court's jurisdiction to hear the Declaratory Judgment action. The Company is the manufacturer of the EVATEST test devices.

         Subsequent to the filing of the Italian Action and on February 3, 2000, Unilever filed a patent infringement action in the Administrative Court of Munich, Germany against Hestia Pharma GmbH and four (4) of its officers alleging infringement of the European Patent that is the subject of the Italian Action. On April 27, 2000, the complaint was amended to allege infringement of European Patent Application No. 93108764.7. In this action, Unilever has asked that Hestia Pharma GmbH refrain from commercializing, using, importing or possessing analytical test devices which comprise features of Unilever's patent claims.

         On April 20, 2000, Unilever filed a patent infringement action in the Administrative Court of Munich, Germany against Roche Diagnostics GmbH and the Company alleging infringement of the patent involved in the Italian Action and European Patent Application No. 93108764.7. In this action, Unilever has asked that Roche Diagnostics GmbH and the Company refrain from offering, having offered, commercializing, having commercialized, using, having used, importing, having imported or possessing analytical test devices that fall under the claims of Unilever's patent and patent application.

         The Company has agreed to indemnify Roche and Roche's affiliates and their respective officers against all damages, back royalties, costs, attorneys' fees and the like, arising from and/or related to any and all patent infringement actions. Management of the Company intends to vigorously prosecute the Company's claims against the Unilever Patent in the Italian Action and vigorously defend the claims asserted by Unilever in the German actions. The Company, as the manufacturer of these products, has previously provided the same indemnity to Roche. A majority of the Company's sales in Europe relate to products covered by the patents that are the subject of the Italian Action and the German Actions. Consequently, a loss in this litigation may have a material adverse effect on our results of operations and financial condition.

HIV Saliva Collector Technology

         On May 31, 2000, the Florida Fourth District Court of Appeals in West Palm Beach, Florida denied the Company's motion for a rehearing or rehearing en banc on the affirmance of a judgment against the Company of approximately $328,000 for tortious interference with a business relationship. The Company intends to vigorously pursue all proceedings available to it to set aside this judgment, including the Company's pending trial court motion to set aside this judgment. Previously, on March 29, 2000, the appellate court reversed a lower court jury verdict and $500,000 judgment against Jack L. Aronowitz, TCPI's Chairman, President and Chief Technical Officer. The trial jury had found that TCPI had not misappropriated trade secrets, which finding was not appealed.

         Information in this Form 8-K, including any information incorporated by reference herein, includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and is subject to the safe-harbor created by such sections. The Company's actual results may differ significantly from the results discussed in such forward-looking statements.

         Statements regarding development and FDA clearance of future products, future prospects, business plans and strategies, future revenues and revenue sources, the resolution of pending litigation, future liquidity and capital resources, health care market directions, future acceptance of the Company's products, possible recommendations of health care professionals or governmental agencies regarding use of diagnostic products, possible growth in markets for at-home diagnostic testing, the possibility of additional equity investments, mergers, acquisitions or other strategic transactions, as well as other statements contained in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, and similar statements are forward-looking statements. These statements are based upon assumptions and analyses made by the Company in light of current conditions, future developments and other factors the Company believes are appropriate in the circumstances, or information obtained from third parties and are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results might differ materially from those suggested or projected in the forward-looking statements. Factors that may cause actual future events to differ significantly from those predicted or assumed include, but are not limited to: the satisfactory completion of clinical trials demonstrating efficacy of the TD GlucoseTM Monitoring System; FDA and foreign regulatory clearance of the TD Glucose Monitoring System; delays in product development and clinical testing; risks associated with the Company's ability to successfully develop and market new products on a profitable basis or at all; availability of labor and sufficient parts and materials to complete the design, construction and manufacturing scale-up of required equipment; ability to complete the design, construction and manufacturing scale-up on a timely basis within budget parameters; receipt of any required regulatory approvals for manufacturing equipment or related facilities; future advances in technologies and medicine; the uncertainties of health care reform; risks related to the early stage of the Company's existence and its products' development; the Company's ability to execute its business plans, including payment for and integration of acquired assets such as the transaction described above; engineering development; lead time for delivery of equipment; the Company's dependence on outside parties such as its key customers, suppliers, licensing and alliance partners; competition from major pharmaceutical, medical and diagnostic companies; risks and expense of government regulation, including foreign government approvals which may be necessary to complete an acquisition or effectuate the use of acquired assets, and effects of changes in regulation (including risks associated with obtaining requisite FDA and other governmental approvals for the Company's products); the limited experience of the Company in manufacturing and marketing products; uncertainties connected with product liability exposure and insurance; risks associated with domestic and international growth and expansion; risks associated with international operations (including risk associated with international economies, currencies, business conditions and foreign currency translations); risks associated with obtaining and maintaining patents and other protections of intellectual property; risks associated with uncertainty of litigation and appeals, and the payment of judgments not reversed on appeal or otherwise; the Company's limited cash reserves and sources of liquidity; uncertainties in availability of expansion capital in the future and other risks associated with capital markets, including funding of ongoing operations and acquisitions, risks associated with the Company's ability to negotiate and obtain additional financing, equity investments or strategic transactions on favorable terms or at all, as well as those listed in the Company's other press releases and in its other filings with the Securities and Exchange Commission. The Company may determine to discontinue or delay the development of any or all of its products under development at any time. Moreover, the Company may not be able to successfully develop and market new products, enter into strategic alliances or implement any or all of its operating strategy unless it is able to generate additional liquidity and working capital.

         For a complete description of the Company's products and business, see
Part I, Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1999.


Item 7.  Financial Statements and Exhibits.

         Exhibits attached with this filing.

         Exhibit Number                      Exhibit Description

          2.1                                Business and Asset Purchase
                                             Agreement dated May 20,
                                             2000 between Roche
                                             Diagnostics GmbH and TCPI
                                             Holdings, Ltd.

          2.2                                Guarantee Agreement dated
                                             May 20, 2000 between Roche
                                             Diagnostics GmbH and the
                                             Company

                                    SIGNATURE

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

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
Dated:   June 8, 2000                   TECHNICAL CHEMICALS AND PRODUCTS, INC.



                                            By: /s/ WALTER V. USINOWICZ, JR.
                                            --------------------------------
                                                   WALTER V. USINOWICZ, JR.
                                            Vice President of Finance and Chief
                                            Financial Officer (Principal Financial
                                            Officer and Principal Accounting Officer)
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